UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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Additional Definitive Proxy Materials to Proxy Statement dated June 16, 2020

2020 Annual Meeting of Stockholders

On June 16, 2020, Chembio Diagnostics, Inc. filed a definitive proxy statement, which we refer to as the Proxy Statement, with the Securities and Exchange Commission in connection with the solicitation by the board of directors of proxies to be voted at our 2020 Annual Meeting of Stockholders to be held on Tuesday, July 28, 2020, at 10 a.m., Eastern Time, and at any adjournment thereof, which we refer to collectively as the Annual Meeting. These additional definitive proxy materials are being filed with the Securities and Exchange Commission to update and amend, as described below, certain information presented in the Proxy Statement relating to Proposal 1 (Election of Directors) and Proposal 2 (Approval of Reincorporation in Delaware) to be considered at the Annual Meeting. Except as described below, these additional definitive proxy materials do not modify, amend, supplement or otherwise affect the Proxy Statement. Capitalized terms used but not defined in these additional definitive proxy materials are used with the meanings set forth in the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement filed on June 16, 2020 for instructions on how to do so.

These additional definitive proxy materials contain important information and should be read in conjunction with the Proxy Statement filed on June 16, 2020.

Proposal	— Election of Directors

On June 30, 2020, we and Gail S. Page entered into an amendment to the Executive Chair Agreement pursuant to which Ms. Page’s services as Executive Chair ended as of June 30, 2020. Additional information about the Executive Chair Agreement is presented under the heading “Executive Compensation—Agreements—Gail S. Page” at page 53 of the Proxy Statement.

Also on June 30, 2020, Ms. Page advised us of her decision to withdraw as a nominee for election as a director at the Annual Meeting. Ms. Page is expected to continue to serve as a member of the board of directors until her current term expires at the Annual Meeting.

In light of Ms. Page’s decision, the board approved a reduction in the number of directors from five to four effective as of the Annual Meeting. The four individuals nominated for election as directors at the Annual Meeting are as follows:
Katherine L. Davis
Richard L. Eberly
Mary Lake Polan
John G. Potthoff

The board of directors recommends a vote
FOR
each of the four nominees for election as directors.

Proposal	— Approval of Reincorporation in Delaware

As described in the Proxy Statement, the board of directors has unanimously approved and recommends to our stockholders this proposal to change our state of incorporation from the State of Nevada to the State of Delaware, which we refer to as the Reincorporation. We are amending the information presented in the Proxy Statement in order to (a) correct the description of the vote required to approve this proposal, (b) correct a provision in the Delaware Bylaws with respect to the vote of stockholders required to remove directors, and (c) restate the Comparison of Stockholder Rights Before and After the Reincorporation set forth in the Proxy Statement to clarify certain terms, all as set forth below.

Vote Required for Approval

Our reincorporation from Nevada to Delaware must be affirmatively approved by the holders of the majority of the outstanding voting power of the stockholders. Abstentions and broker non-votes will count as votes against this proposal.

The above text amends and restates the description of the vote required to approve Proposal 2 under “Vote Required for Election or Approval — 2: Approval of Reincorporation from Nevada to Delaware” on page 12 of the Proxy Statement in its entirety.

Modification to the Delaware Bylaws

Section 2.2 of the Delaware Bylaws, as set forth in APPENDIX C to the Proxy Statement, is amended and restated to read as follows:

“Section 2.2. Removal; Resignation; Vacancies. Any or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote at a meeting for the election of directors. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect when such notice is given unless the notice specifies (a) a later effective date, or (b) an effective date determined upon the happening of an event or events, such as the failure to receive the required vote for reelection as a director and the acceptance of such resignation by the Board. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship or any vacancy occurring in the Board for any cause may be filled only by a majority of the remaining members of the Board, although such majority is less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.”
The above text modifies the proposed first sentence of Section 2.2 of the Delaware Bylaws to change the voting threshold for removing a director from two-thirds of the outstanding shares of common stock entitled to vote to a majority of such outstanding shares.

Comparison of Stockholder Rights Before and After the Reincorporation
The comparison of the stockholder rights before and after the Reincorporation under “Proposal 2 — Approval of Reincorporation in Delaware — Comparison of Stockholder Rights Before and After the Reincorporation” beginning on page 23 of the Proxy Statement is amended and restated as follows:

Although the Delaware Charter and Delaware Bylaws, on the one hand, and the Nevada Charter and Nevada Bylaws, on the other hand, have many similar provisions, the Delaware Charter and Delaware Bylaws also include certain provisions that are different from the provisions in the Nevada Charter and Nevada Bylaws. Because of these differences, as well as differences between the NRS and the DGCL, the Reincorporation will effect certain changes in the rights of our stockholders. Summarized below are the material differences between the NRS and the DGCL and between the charter and bylaws of CEMI‑Nevada and CEMI‑Delaware. The summary below does not purport to be a complete statement of the respective rights of holders of common stock before and after the Reincorporation, and is qualified in its entirety by reference to the NRS and the DGCL, to the Nevada Charter and the Nevada Bylaws, and to the Delaware Charter and the Delaware Bylaws.

Provision	Nevada	Delaware
Amending Charters
The NRS requires the adoption of a resolution by a corporation’s board of directors followed by the affirmative vote of stockholders holding shares in the corporation representing at least a majority of the voting power to approve any amendment to the articles of incorporation.
If a proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by, in addition to the affirmative vote otherwise required, the vote of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment. NRS 78.390.
The Nevada Charter is consistent with the NRS.

The DGCL requires the adoption of a resolution by a corporation’s board of directors followed by the affirmative vote of the majority of the outstanding voting power of the shares of capital stock entitled to vote thereon to approve most amendments to the certificate of incorporation, unless a greater percentage vote is required by the certificate of incorporation. Where a separate vote by class or series is required, the affirmative vote of a majority in voting power of the shares of such class or series is also required unless the certificate of incorporation requires a greater percentage vote.
Further, the DGCL states that if an amendment would (a) increase or decrease the aggregate number of authorized shares of a class, (b) increase or decrease the par value of shares of a class, or (c) alter or change the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, the class or series so affected shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. DGCL §242.
The Delaware Charter is consistent with the DGCL.

Provision	Nevada	Delaware
Amending Bylaws
The NRS provides that, unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors. NRS 78.120.
The Nevada Charter and Nevada Bylaws are consistent with the NRS.

Once a corporation issues stock, the power to adopt, amend, or repeal the bylaws of a corporation shall be vested in the stockholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors, although the power vested in the stockholders is not divested or limited where the board also has such power. DGCL §109.
The Delaware Charter expressly authorizes the board to adopt, amend or repeal the Delaware Bylaws without action on the part of the stockholders, provided that any bylaw adopted or amended by the board, and any powers thereby conferred, may be amended, altered or repealed by the stockholders. The Delaware Bylaws also state that the board is expressly empowered to adopt, amend or repeal the bylaw and that the stockholders shall also have the power to adopt, amend or repeal the Bylaws. The Delaware Charter provides that any such action by stockholders shall require the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon.

Classified Board
The NRS allows a corporation to classify its board of directors. At least one-fourth of the total number of directors must be elected annually. NRS 78.330.
The Nevada Charter and Nevada Bylaws do not provide for classification of the board.

The DGCL permits a corporation to classify its board of directors into as many as three classes, with staggered terms of office. DGCL Section 141.
The Delaware Charter and Delaware Bylaws do not provide for classification of the board.

Number of Directors
The NRS provides that a corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased. Unless otherwise provided in the articles of incorporation, directors need not be stockholders. NRS 78.115.
The Nevada Bylaws do not change this statutory rule.

The DGCL provides that a corporation must have at least one director and that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors. DGCL §141.
The Delaware Charter, which does not fix the number of directors, and Delaware Bylaws do not change this statutory rule and are substantially similar to the Nevada Charter and the Nevada Bylaws with respect to the number of directors by providing that the number of directors shall be set by the Board.

Provision	Nevada	Delaware
Removing Directors
Any one or all of the directors may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. The NRS does not distinguish between removal of directors with or without cause. NRS 78.335.
The Nevada Bylaws state that, except as otherwise provided by the NRS, any director or the entire board of directors may be removed with or without cause by the affirmative vote of the holders of two-thirds of the voting power of the issued and outstanding common stock entitled to vote.

Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (a) in the case of a corporation whose board is classified, stockholders may effect such removal only for cause unless the certificate of incorporation provides otherwise; or (b) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board, or, if there be classes of directors, at an election of the class of directors of which such director is a part. DGCL §141.
Following the reincorporation, any director may be removed from the board of directors at any time, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Thus, the ability of stockholders to remove directors will not be subject to a supermajority vote following the reincorporation.

Filling Director Vacancies
All vacancies on the board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the articles of incorporation. Unless otherwise provided in the articles of incorporation, upon a resignation by a director, the board may fill the vacancy with each director so appointed to hold office during the remainder of the term of office of the resigning director. NRS 78.335.
The Nevada Bylaws are consistent with the NRS.

All vacancies on the board of directors may be filled by a majority of the remaining directors, though less than a quorum, unless the certificate of incorporation or bylaws provide otherwise. Unless otherwise provided in the certificate of incorporation or bylaws, the board may fill the vacancies for the remainder of the term of office of resigning director or directors. Further, if, at the time of filling any vacancy, the directors then in office shall constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. DGCL §223. Under the common law, stockholder have the inherent right to fill board vacancies and newly created directorships absent a clear provision to the contrary contained in the certificate of incorporation or bylaws.
The Delaware Bylaws and the Delaware Charter eliminate the common law right of stockholders to fill vacancies and newly-created directorships and provide that only the board of directors may fill vacancies and newly-created directorships.

Provision	Nevada	Delaware
Board Action by Written Consent
 The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee. NRS 78.315.
The Nevada Bylaws are consistent with the NRS.

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or such committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or such committee. DGCL §141.
The Delaware Bylaws are consistent with the DGCL and are substantially similar to the Nevada Bylaws in regard to board and committee action by written consent.

Interested Party Transactions
The NRS provides that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is void or voidable if one of the following circumstances exists: (a) the director’s or officer’s interest in the contract or transaction is known to the Board, and the transaction is approved or ratified by the Board in good faith by a vote sufficient for the purpose (without counting the vote of the interested director or officer); (b) the director’s or officer’s interest in the contract or transaction is known to the stockholders, and the transaction is approved or ratified by a majority of the stockholders holding a majority of voting power; (c) the fact of the common interest is not known to the director or officer at the time the transaction is brought before the Board; or (d) the contract or transaction is fair to the corporation at the time it is authorized or approved. NRS 78.140.

The DGCL provides that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is void or voidable if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or a committee thereof, which authorizes the contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by the stockholders; or (c) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board, a committee thereof or the stockholders. DGCL §144.
The NRS and the DGCL are substantially similar with respect to interested party transactions, with the DGCL providing additional provisions for the approval of related-party transactions by stockholders.

Provision	Nevada	Delaware
Quorum for Stockholder Meeting
Unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on all matters), constitutes a quorum for the transaction of business. NRS 78.320.
The Nevada Bylaws are consistent with the NRS.

The certificate of incorporation or bylaws may specify the number of shares (and the amount of other securities having voting power) the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business, but a quorum may not consist of less than one-third of the shares entitled to vote at the meeting, except that, where a separate vote by one or more classes or series is required, a quorum may not consist of less than one-third of the shares of each such class or series. In the absence of such a specification: (a) a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholder meeting; (b) in all matters other than the election of directors and matters for which the DGCL specifies a different vote, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders; (c) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (d) where a separate vote by one or more classes or series is required, a majority of the outstanding shares of each such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors and matters for which the DGCL specifies a different vote, the affirmative vote of the majority of shares of each such class or series present in person or represented by proxy at the meeting shall be the act of each such class or series. A bylaw amendment adopted by stockholders specifying the votes necessary for election of directors may not be further amended or repealed by the board of directors. DGCL §216.

Consistent with the DGCL, the Delaware Bylaws state that the holders of one-third in voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. The Delaware Bylaws and Nevada Bylaws differ with respect to quorum requirements in that the Delaware Bylaws impose a lower quorum threshold.

Provision	Nevada	Delaware
Cumulative Voting for Directors
The NRS permits cumulative voting in the election of directors only if the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed. NRS 78.360.
The Nevada Charter does not provide for cumulative voting.
Under the DGCL, a corporation may provide for cumulative voting in its certificate of incorporation. DGCL Section 214. The Delaware Charter does not provide for cumulative voting.
Duration of Proxies
A proxy is effective only for a period of six months from the date of its creation, unless it is coupled with an interest or unless otherwise provided by the stockholder in the proxy, which duration may not exceed seven years. A proxy shall be deemed irrevocable if the written authorization states that the proxy is irrevocable, but is irrevocable only for as long as it is coupled with an interest sufficient in law to support an irrevocable power. NRS 78.355.
The Nevada Bylaws do not change this statutory rule.

A proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. DGCL §212
The Delaware Bylaws do not change this statutory rule. The DGCL statutory default provides for proxies to remain valid for a longer duration than the NRS statutory default.

Advance Notice Provisions	The Nevada Bylaws do not contain advance notice requirements for business to be brought by a stockholder before an annual or special meeting of stockholders.
The Delaware Bylaws contain advance notice requirements for business to be brought before an annual or special meeting of stockholders, including nominations of persons for election as directors. As a result, stockholders must satisfy specific timing and information requirements in order to have a proposal considered at or in order to nominate a person for election as a director at an annual or special meeting or to present other stockholder business. Any proposal or nomination that fails to comply with these timing and information requirements may be disqualified.
The Delaware Bylaws and the Nevada Bylaws are materially different in this respect.

Provision	Nevada	Delaware
Stockholder Votes for Mergers and Similar Transactions
Under the NRS, the approval of a majority of outstanding shares entitled to vote, as well as the board of directors, is required for a merger or a sale of substantially all of the assets of the corporation. Generally, the NRS does not require a stockholder vote of the surviving corporation in a merger if: (a) the plan of merger does not amend the existing articles of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger. NRS 92A.130.
The Nevada Charter and Nevada Bylaws do not change the statutory rule.

Under the DGCL, the approval of a majority of outstanding shares entitled to vote, as well as the board of directors, generally is required for most mergers or a sale of all or substantially all of the assets of the corporation. Generally, the DGCL does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the effective date of the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. DGCL §251.
The Delaware Charter and Delaware Bylaws do not change the statutory rule. The NRS and the DGCL are substantially similar in regard to stockholder approval of mergers and other corporate transactions.

Consideration of Non- Stockholder Interests
The NRS authorizes directors, when taking action on behalf of the corporation, to consider the interests of constituencies other than stockholders, including employees, suppliers, creditors, customers and the community and society as a whole. NRS 78.138(4).

Delaware case law limits the ability of the board of directors to consider the interests of non-stockholders when taking action on behalf of the corporation.
This aspect of Delaware law could, in some circumstances, limit the discretion of the board in responding to unsolicited takeover proposals or similar events.

Provision	Nevada	Delaware
Special Meetings of Stockholders
The NRS states that, unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors, any two directors or the president may call annual and special meetings of the stockholders and directors. NRS 78.310.
The Nevada Bylaws are consistent with the NRS, but also provide that a special meeting of stockholders may be called by the Chief Executive Officer or at the request in writing of stockholders owning a majority in amount of the entire capital stock issued and outstanding and entitled to vote.

The DGCL provides that special meetings of the stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or bylaws. DGCL §211.
The Delaware Charter and Delaware Bylaws state that special meetings of the stockholders may be called at any time by the board, the Chair of the Board, the Chief Executive Officer or the President (in the absence of the Chief Executive Officer), but may not be called by any other person. The Delaware Charter and Delaware Bylaws thus differ from the Nevada Bylaws in that stockholders cannot request that a special meeting of the stockholders be called.

Stockholder Action by Written Consent
The NRS states that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. NRS 78.320.
The Nevada Bylaws state that any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the outstanding voting power entitled to vote thereon.

The DGCL states that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, the DGCL requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. DGCL §228.
The Delaware Charter does not allow stockholders to act by written consent, and therefore differs from the Nevada Bylaws.

Provision	Nevada	Delaware
Failure to Hold Annual Stockholder Meeting
Under the NRS, if a corporation fails to hold an annual stockholder meeting to elect directors within 18 months after the last election of directors, a Nevada district court may order an election upon the petition of one or more stockholders holding at least 15% of the corporation’s voting power. NRS 78.345.
The Nevada Bylaws do not change this statutory rule.

Under the DGCL, if an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. DGCL §211.
The Delaware Bylaws do not change this statutory rule. The DGCL provides for a shorter interval between meetings than the NRS (13 months versus 18 months) before a stockholder can apply to a court to order a meeting for the election of directors. The NRS requires that application be made by a stockholder holding at least 15% of the voting power, while the DGCL permits any stockholder or director to make the application.

Adjournment of Stockholder Meetings
Unless the articles of incorporation or bylaws provide otherwise, if a stockholder meeting is adjourned to another date, time or place, notice need not be delivered of the date, time or place of the adjourned meeting if they are announced at the meeting at which the adjournment is taken. If a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be delivered to each stockholder of record as of the new record date. NRS 78.370.
The Nevada Bylaws do not change this statutory rule.

If a meeting of stockholders is adjourned for any reason and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. DGCL §222.
The Delaware Bylaws do not change this statutory rule.

Provision	Nevada	Delaware
Director Standard of Conduct	Under the NRS, directors and officers must exercise their powers in good faith and with a view to the interests of the corporation.
Under the DGCL, the standards of conduct for directors have developed through written opinions of the Delaware courts. Generally, directors are subject to fiduciary duties of care, loyalty and good faith.

Limitation on Director Liability
Under the NRS, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. NRS 78.138.
Consistent with this statutory rule, the Nevada Charter provide that the personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the NRS. The Nevada Bylaws do not change this statutory rule.

Under the DGCL, if the certificate of incorporation so provides, the personal liability of a director for monetary damages for breach of the fiduciary duty of care as a director may be eliminated or limited. The certificate of incorporation may not, however, limit or eliminate a director’s personal liability for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) payment of unlawful dividends, stock repurchases or redemptions, or (d) any transaction in which the director received an improper personal benefit. DGCL §102.
Consistent with this statutory rule, the Delaware Charter limits the personal liability of a director for monetary damages for breach of the fiduciary duty of care as permitted under the DGCL. The DGCL is more extensive than the NRS in the enumeration of actions under which we may not eliminate a director’s personal liability.

Provision	Nevada	Delaware
Indemnification
Under the NRS, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. However, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged to be liable to the corporation or for amounts paid in settlement, unless and only to the extent that the court determines the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.7502.
The Nevada Charter and the Nevada Bylaws make the permissive indemnification provisions of the NRS mandatory.

Under the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, a corporation may indemnify such a person against expenses in connection with any such  action, suit or proceeding if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise in defending any proceeding subject to the DGCL’s indemnification provisions shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. DGCL §145.
The Delaware Charter and the Delaware Bylaws provide that CEMI-Delaware will, to the maximum extent  permitted by the DGCL, indemnify each of its directors and officers (including any director or officer who is or was serving at the request of CEMI-Delaware as a director or officer of another enterprise) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, provided that CEMI-Delaware generally is not required to indemnify any person in connection with a proceeding (or part thereof) commenced by such person unless the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board. The indemnification provisions of the NRS and the DGCL are substantially similar.

Provision	Nevada	Delaware
Advancement of Expenses
The NRS provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. NRS 78.751.
The Nevada Bylaws make advancement mandatory.

The DGCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized under the DGCL. Under the DGCL, unless otherwise provided in its certificate of incorporation or bylaws, a corporation has the discretion whether or not to advance expenses. DGCL §145.
The Delaware Bylaws make the permissive provisions of the DGCL relating to advancement mandatory. The expense advancement provisions of the NRS and the DGCL are substantially similar.

Declaration and Payment of Dividends
Except as otherwise provided in the articles of incorporation, a board of directors may authorize, and the corporation may make, distributions to stockholders, including distributions on shares that are partially paid. However, no distribution may be made if, after giving effect to such distribution (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. NRS 78.288.
The Nevada Charter and the Nevada Bylaws do not change this statutory rule.

Subject to any restriction contained in the certificate of incorporation, the board of directors may declare, and the corporation may pay, dividends or other distributions upon the shares of its capital stock either (a) out of “surplus” or (b) in the event that there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid if the capital of the corporation is less than the total amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board (which amount cannot be less than the aggregate par value of all issued shares of capital stock). DGCL §§154 and 170.
The Delaware Charter and the Delaware Bylaws are consistent with the DGCL.

Provision	Nevada	Delaware
Business Combinations
The NRS prohibits certain “combinations” between the corporation and an “interested stockholder” within two years of the stockholder becoming an “interested stockholder.” Generally, an “interested stockholder” is a holder who is the beneficial owner of 10% or more of the voting power of the outstanding stock or is an affiliate or associate of the corporation and was the beneficial owner of 10% or more of the voting power of the outstanding stock at any time within two years immediately before the date in question. After the two-year period, such a business combination remains prohibited unless it is (a) approved by the board of directors prior to the date that the person first became an interested stockholder or by 60% of the outstanding voting power not beneficially owned by the interested party at a stockholder meeting, or (b) the interested stockholder satisfies certain fair-value requirements. The provisions do not apply after the expiration of the four-year period after the person first became an interested stockholder. Subject to specified exceptions, a “combination” includes, among other transactions, (i) a merger or consolidation, (ii) a sale or other disposition of assets with an aggregate market value equal to at least 5% of the corporation’s consolidated assets or the aggregate market value of the corporation’s outstanding stock or more than 10% of the corporation’s consolidated earning power or net income, or (iii) the issuance or transfer by the corporation or a subsidiary of any shares with an aggregate market value equal to at least 5% of the aggregate market value of all the outstanding voting shares of the corporation (except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders). NRS 78.411‑.444.
The Nevada Charter and the Nevada Bylaws do not change this statutory rule.

The DGCL prohibits certain “business combinations” between the corporation and an “interested stockholder” within three years of the stockholder becoming an “interested stockholder.” Generally, an “interested stockholder” is a holder who, directly or indirectly, controls 15% or more of the outstanding voting stock or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the three-year period prior to the date upon which the status of an “interested stockholder” is being determined. A “business combination” includes, among other things, a merger or consolidation, a sale or other disposition of assets with an aggregate market value equal to at least 10% of the corporation’s consolidated assets or the aggregate market value of the corporation’s outstanding stock, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. This provision does not apply if, among other things, (a) the business combination or the transaction that resulted in the individual becoming an interested stockholder is approved by the board of directors prior to the date the interested stockholder acquired a 15% interest, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, (c) at or after the date the person becomes an interested stockholder, the business combination is approved by a majority of the board and holders (excluding the interested stockholder) of at least two-thirds of the outstanding voting stock at a stockholder meeting, or (d) a stockholder acquires a 15% interest inadvertently and divests itself of such ownership and would not have been a 15% stockholder in the preceding three years but for the inadvertent acquisition. DGCL §203.
The Delaware Charter does not opt out of the provisions of the DGCL restricting business combinations described above. Because the DGCL provides for a higher threshold in determining interested stockholder status, we may be able to engage in transactions with stockholders that would be prohibited by the NRS.

Provision	Nevada	Delaware
Control Share Acquisition Statute
The NRS control share acquisition statute applies to Nevada corporations that do business in Nevada (directly or through affiliates) and that have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada), unless the articles of incorporation or bylaws of the corporation provide otherwise. If applicable, this statute generally provides that any person acquiring a defined control percentage (20%, 33-1/3% or a majority) of the corporation’s outstanding shares in the secondary market will not be entitled to vote those shares unless those voting rights are restored by a majority vote of the disinterested stockholders. Unless otherwise provided in the articles of incorporation or the bylaws, if the control shares are accorded full voting rights and the holder acquires control shares with a majority of the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to dissent and demand payment of the fair value of his or her shares. NRS 78.378-.3793.
The Nevada Bylaws expressly opted out of the control share acquisition statute.

The DGCL does not include a control share acquisition provision. Because the Nevada Bylaws opted out of the NRS control share acquisition statute, there will be no substantive change with respect to control share acquisitions.

Forum Selection	The Nevada Charter and the Nevada Bylaws do not contain any provisions governing selection of forum for litigating corporate claims.
The Delaware Charter provides that, with specified exceptions, (a) the Delaware Court of Chancery will be the sole and exclusive forum for all claims based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Delaware Court of Chancery and (b) the U.S. federal district courts will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Neither of these choice of forum provisions would affect suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934 or the rules and regulations thereunder, jurisdiction over which is exclusively vested by statute in the U.S. federal courts. Because these provisions will be located in the Delaware Charter rather than the Delaware Bylaws, any future amendment of these provisions will be more difficult to achieve due to the need to obtain approval of not only the board but also holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon.

Vote Required and Board of Directors’ Recommendation
Stockholders are being asked to vote on the following resolution:

Resolved:
That the state of incorporation of Chembio Diagnostics, Inc. shall be changed from the State of Nevada to the State of Delaware (the “Reincorporation”) in accordance with the Plan of Conversion, the Certificate of Conversion and the Articles of Conversion in the forms included as Appendix A, Appendix B and Appendix E, respectively, to the Proxy Statement for the 2020 Annual Meeting of Stockholders; and that the Certificate of Incorporation and the Bylaws in the forms attached to such Plan of Conversion and included as Appendix C and Appendix D, respectively, to such Proxy Statement, as amended by the Definitive Additional Proxy Materials filed on July 7, 2020, are approved and adopted effective upon the Reincorporation.

The board of directors recommends a vote
FOR
the approval of the Reincorporation of our company in Delaware and the related approval and adoption of the Delaware Charter and the Delaware Bylaws in accordance with Delaware law.

Other Matters
We will pay all expenses of preparing, printing and mailing, and making available over the Internet, the Annual Meeting proxy materials, as well as all other expenses of soliciting proxies for the Annual Meeting on behalf of the board of directors. Certain of our directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, email, Internet or other means of electronic transmission.

We also have made arrangements with Alliance Advisors to assist in soliciting proxies and have agreed to pay Alliance Advisors approximately $40,000 plus reasonable expenses for these services.

You may contact our proxy solicitor, Alliance Advisors, at 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 or (866) 620-7692 (toll-free).

Action to be Taken by You

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

If you are a stockholder of record and previously delivered a proxy, you may subsequently change or revoke your proxy at any time before it is exercised by:
•          voting via the Internet or telephone at a later time;
•          submitting a completed and signed proxy card with a later date; or
•          voting at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your proxy.